SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:
/X/      Preliminary Information Statement
/ /      Definitive Information Statement

                             THE ENCORE GROUP, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                                 Fred J. Kupel
--------------------------------------------------------------------------------
                (Name of Person(s) Filing Information Statement)

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required.
/ /     $125 per Exchange Act Rules O-11(c)(1)ii), or 14c-5(g)
/ /     Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11.

         (1) Title of each class of securities to which transaction applies:
         ---------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:
         ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         ---------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
         ---------------------------------------------------------------
         (5) Total fee paid:
         ---------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         ---------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:
         ---------------------------------------------------------------
         (3) Filing Party:
         ---------------------------------------------------------------
         (4) Date Filed:
         ---------------------------------------------------------------

                             THE ENCORE GROUP, INC.
                             ----------------------

                              INFORMATION STATEMENT

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           to be held August 20, 1998

                             ----------------------


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
-------------------------------------------------------------------------------


To Our Shareholders:

         The Encore Group, Inc. (the "Company") will hold a Special Meeting of Shareholders (the "Meeting") at 10:00 a.m. local time on Thursday, August 20,1998 at The Riverside Inn, 50 SW Morrison Street, Portland, Oregon, for the following purposes:

         1. To elect six Directors of the Company for the ensuing year and until the next annual meeting of shareholders or until their successors are duly elected and qualified.

         2. To ratify the appointment of Moss Adams LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

         3. To ratify a quasi-reorganization of the Company's financial statements.

         4. To ratify the terms of Preferred Stock to be issued to creditors.

         5. To consider and vote on a proposed amendment to the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000 to 10,000,000 and the number of shares of Preferred Srock from 5,000 to 500,000; to authorize the Board of Directors to determine the preferences, limitations and relative rights of any class of shares, and to issue 99 new shares of Common Stock for each one share held by shareholders as of the record date.

         6. To approve the company's 1998 Stock Option Plan.

         7. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         Only holders of common Stock of record at the close of business on July 24, 1998, (the "Record Date") will be entitled to notice of and to vote at the Meeting or any adjournment thereof.


                                             By Order of the Board of Directors



                                             Fred J. Kupel
                                             Assistant Secretary


Portland, Oregon
July 29, 1998

                             THE ENCORE GROUP, INC.
                       7150 SW Hampton Street, Suite 202
                                Tigard, OR 97223


                             ELECTION OF DIRECTORS
                             ---------------------
                                (Proposal No. 1)

Nominees for Director
---------------------

         The nominees for director are listed below. Information about each nominee is contained in the section entitled "Directors and Executive Officers."

                  Name                               Director Since
                  ----                               --------------

                  Bruce L. Engel                          1988
                  Teri E. Engel                           1989
                  Robert G. Fligg                         1988
                  Robert J. Gardiner                      1998
                  Fred J. Kupel                           1995
                  Michael J. Rasmussen                    1998

         The Board of Directors recommends a vote FOR the election of all nominees.

         The Registrant's Restated Articles of Incorporation and Bylaws provide for a Board of Directors consisting of not less than three nor more than seven directors, with the exact number within this range to be determined from time to time only by the Board of Directors. The current number of directors is six. It is proposed to reserve one Director position for the future expansion of the company.

         All directors stand for election annually. Officers are elected to a term of one year or less, serve at the pleasure of the Board of Directors, and are entitled only to such compensation as is fixed by the Board.

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

         The Directors and Executive Officers of the Registrant as of December 31, 1995, are as follows:

                      Director  Officer    Positions and/or
Name                  Since     Since      Offices Held                     Age

Bruce L. Engel        1988      1991       Director; President and           58
                                           Chief Executive

Teri E. Engel         1989      1989       Director; Corporate Secretary     49

Robert G. Fligg       1988        -        Director                          49

Fred J. Kupel         1995      1998       Director; Vice President of       69
                                           Finance and Chief Financial
                                           Officer, Assistant Secretary

Robert J. Gardiner    1998        -        Director                          58

Michael J. Rasmussen  1998        -        Director                          37


         The following family relationships exist among the directors or executive officers: Bruce L. Engel and Teri E. Engel are husband and wife; Mr. Fligg's spouse is a niece of Mr. Engel.

         Mr. Engel was elected President and Chief Executive Officer on March 19, 1991. Mr. Engel's principal employment was as President and Chief Executive Officer of WTD Industries, Inc., Portland, Oregon, from its inception in 1983 until his retirement in 1998.

         Ms. Engel has been a director and Secretary of the Company since 1989.

         Mr. Fligg was employed by Dee Forest Products, Inc. from March 1991 to July 1997 as Chief Financial Officer. Subsequently, Mr. Fligg has served Advanced Navigation & Positioning Corporation as Chief Financial Officer. Both firms are in Hood River, Oregon. He was employed as an officer of Registrant from 1988 to 1991.

         Mr. Gardiner is the 1958 founder and subsequent President of MRK Investments, which specializes in residential and commercial real estate and property management. He was employed by WTD Industries, Inc. from 1985 to 1998 as Corporate Pilot. Mr. Gardiner is a licensed Commercial Pilot holding an Airline Transport Pilot's rating in fixed wing and rotorcraft.

         Mr. Kupel has been an independent management consultant for over ten years. Prior to 1989 he served as Chief Financial Officer and Corporate Development Officer for various public and private corporations. He has served the Company as a consultant since 1993.

         Mr. Rasmussen is the President of Parsons Industries, Inc., a secondary wood products company located in Ashland, Oregon. Parsons Industries, Inc. is a wholy-owned subsidiary of Registrant. Prior to his position with Parsons Industries, Inc. Mr. Rasmussen served for one year as a Business Development Executive with GE Capital specializing in small business. For the 14 prior years Mr. Rasmussen worked in lending and management positions with Bank of America and U.S.National Bank of Oregon.

                             EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------

         The following table shows the cash and non-cash compensation paid during 1997 to the company's Chief Executive Officer. Directors received no compensation for their services in 1997.

                                                                        Long Term
                                                                       Compensation
                                                                          Awards
                                       Annual Compensation(1)      --------------------
                                   ------------------------------  Number of Securities
    Name and Principal Position     Year    Salary($)   Bonus($)    Underlying Options
  -------------------------------  ------  ----------  ----------  --------------------
Bruce L. Engel                     1997      0           0           0
  President and                    1996      0           0           0
  Chief Executive Officer          1995      0           0           0

No executive officer received cash compensation in 1997 in excess of $100,00.


Option Grants in Last Fiscal Year
---------------------------------

a).  No options were granted in 1997.


                        Options      Percent of    Exercise   Expiration
      Name              Granted     Total Options    Price       Date
     -----            -----------   -------------  --------   ----------
b.)  Option Plan Grants in 1998 (remainder of grants under old Plan):

Bruce L. Engel           1,000           8.7       $10.00      4/20/2008
Teri E. Engel               80            .7       $10.00      4/20/2008
Robert G. Fligg             80            .7       $10.00      4/20/2008
Robert J.Gardiner           80            .7       $10.00      4/20/2008
Fred J. Kupel               80            .7       $10.00      4/20/2008
Michael J. Rasmussen        80            .7       $10.00      4/20/2008

c.) Options granted in connection with the March 31, 1988, acquisition of Parsons Industries, Inc.:

Bruce L. Engel &
  Teri E. Engel            500           4.4       $10.00      4/20/2008
Robert J.Gardiner &
  Brenda J.Gardiner      4,750          41.7       $10.00      4/20/2008
Michael J. Rasmussen     4,750          41.7       $10.00      4/20/2008
                      -----------   -------------  --------   ----------
                        11,400         100.0       $10.00

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows beneficial ownership as of June 23, 1998 of the Company's Common Stock by (i) each director, (ii) each beneficial owner of more than 5 percent of the Common Stock, (iii) the Named Executive Officers and
(iv) all directors and officers as a group. Except as otherwise specifically noted, each person noted below has sole investment and voting power with respect to shares indicated.

                            Amount and Nature
 Beneficial Owner       of Beneficial Ownership(1)    Percent of Class
--------------------    --------------------------    ----------------
Bruce L.Engel                  3,367 (2)                    19.8%
Teri E.Engel                   3,017 (2)                    19.8
Robert G. Fligg                  500                         2.9
Robert J. Gardiner               762                         4.5
Fred J. Kupel                    640                         3.8
Michael J. Rasmussen             750                         4.4

All Directors and
officers as a group
(6 persons)                    5,669                        35.4


Union Bank of California       1,005 (3)                     5.9%

(1) Beneficial Ownership includes sole voting and investment power as to the shares.
(2) Includes shares held individually by Mr.Engel and shares held jointly with spouse.
(3) As a consequence of the December 6, 1996, Settlement Agreement between the Company, Bruce and Teri Engel, and the Union Bank of California, said Bank received 1,005 shares of common stock previously held by the Engels. The said Bank is using Cede and Co. as a nominee to hold these shares, to the best of the company's knowledge. The Company is unaware of any reports of ownership having been filed by the Union Bank of California.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Fred J. Kupel served the Company as an outside consultant during 1997 and received compensation of $6,000 in the form of 600 shares of common stock. This amount is less than the minimum required for disclosure purposes. The shares were not issued until 1998.


Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers, directors and persons who own more than 10 percent of the Common Stock file with the SEC initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company on Forms 4 and 5. Officers, directors, and greater than 10 percent shareholders of the Company are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on reviews of such reports furnished to the Company and written representations that no other reports are required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the fiscal year ended December 31, 1997.

                              INDEPENDENT AUDITORS
                              --------------------
                                (Proposal No. 2)

         The Board of Directors will request that the shareholders ratify its selection of Moss Adams as independent auditors to examine the financial statements of the Company for the fiscal year ending April 30, 1998.

         Moss Adams audited the Company's financial statements for the several years prior to the temporary shutdown in February 1997. Representatives of Moss Adams are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

Board Recommendation

         The Board of Directors recommends a vote FOR the ratification of the selection of Moss Adams as independent auditors of the Company.


                      QUASI-REORGANIZATION OF THE COMPANY
                      -----------------------------------
                                (Proposal No. 3)

         For some time the company's balance sheet has carried a negative, or deficit, value for shareholders' equity. This condition goes back in time primarily to the ill-fated coal port investment of 1983. Subsequent events did not cure the deficit. However, the results recent events (see the discussion of creditor settlements below) permit the Company to meet the requirements of the Financial Accounting Standards Board regarding restating shareholders' equity. This is called a "quasi-reorganization" and requires shareholder approval. The net effect of this quasi-reorganization is to eliminate retained losses from discontinued operations.

Board Recommendation

         The Board of Directors recommends a vote FOR the quasi-reorganization of the Company.

               TERMS OF PREFERRED STOCK TO BE ISSUED TO CREDITORS
               --------------------------------------------------
                                (Proposal No. 4)

         In order to provide the Company with a clear credit record, the Company voluntarily undertook to negotiate a settlement of the amounts owed to various creditors of its former operating subsidiary, VDO-Pak, Inc. This settlement required the payment of a small amount of cash and the tendering of Preferred Stock for the balance of the amount. The total amount of indebtedness was $182,174.85 and the cash portion was $18,217.48. The remaining amount of $163,957.37 would represent the issuance of Preferred Stock, if all participants accept. The terms of the Preferred Stock are shown in Exhibit A.

Board Recommendation

         The Board of Directors recommends a vote FOR the ratification of the terms of Preferred Shares.


                     AMENDMENT OF ARTICLES OF INCORPORATION
                     --------------------------------------
                                (Proposal No. 5)

         The Company's Restated Articles of Incorporation need to be amended in order to provide for the following:

         1. To provide sufficient shares for a 100:1 stock split.

         2. To provide an adequate trading volume of shares to support the future growth of the Company.

         3. To grant to the Board of Directors the authority to set the preferences, limitations and relative rights of any class of shares before the issuance of that class or one or more series within a class.

         4. To remove outdated language from the existing Article V. Said language was adopted April 23, 1996 to provide at that time for a reverse stock split and is now redundant.

         The specific language is contained in Exhibit B and you are encouraged to read it.

Board Recommendation

         The Board of Directors recommends a vote FOR the amendment of the restated Articles of Incorporation.

                             1998 STOCK OPTION PLAN
                             ----------------------
                                (Proposal No. 6)

         The Board of Directors has adopted a Stock Option Plan having the same terms as the Plan which had been in effect for ten prior years. Said Plan expired in 1998. The full text of the 1998 Plan is included as Exhibit C.

Board Recommendation

         The Board of Directors recommends a vote FOR the adoption of the 1998 Stock Option Plan.

                                 OTHER MATTERS
                                 -------------

         While the Notice of Special Meeting of Shareholders provides for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to above.


                             SHAREHOLDER PROPOSALS
                             ---------------------

         Any shareholder proposals must be made in person at the meeting after providing proper identification as a shareholder.


                        FINANCIAL AND OTHER INFORMATION
                        -------------------------------

         Enclosed with this information statement is a copy of the Company's annual report to the Securities and Exchange Commision on Form 10-K for the fiscal year ended December 31, 1997.


                                        By Order of the Board of Directors



                                        Fred J. Kupel
                                        Assistant Secretary


July 29, 1998

                                  EXHIBIT INDEX
                                  -------------

A.  Terms of Preferred Shares to be issued to creditors.

B.  Proposed Amendment to The Restated Articles of Incorporation.

C.  1998 Stock Option Plan.

D.  Annual Report on Form 10-K for the year ended December 311, 1997.

                                    EXHIBIT A

                            TERMS OF PREFERRED STOXK

                               ENCORE GROUP, INC.

                            Series B Preferred Stock
                           Certificate of Designation


         The relative rights, preferences, privileges, restrictions, and other matters relating to the class of shares of capital stock of the Encore Group, Inc. (the "Corporation") known as Series B Preferred Stock are as follows:

1. Voting Rights. Except as otherwise expressly provided or required by law, Series B Preferred Stock shall have no power to vote on any question or in any proceeding, or to be represented at or to receive notice of any meeting of the stockholders of the Corporation.

2.       Dividends.

         (a) The holders of Series B Preferred Stock shall not be entitled to receive any dividends.

         (b) So long as any shares of Series B Preferred Stock are outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made on the common stock of the Corporation. The provisions of this paragraph 2(b) shall not apply to a dividend payable in common stock or to the repurchase of any outstanding common stock by the Corporation.

3.       Liquidation Preference.
         (a) In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive the amount of $100.00 per share for each share of Series B Preferred Stock then held by them; thereafter, the remaining assets of the Corporation shall be distributed in equal amounts per share to the holders of common stock.

         (b) If upon the occurrence of any such event the assets and funds thus distributed among the holders of Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts aforesaid, then the assets and funds of the Corporation legally available for distribution shall first be distributed ratably among the holders of Series B Preferred Stock.

         (c) For purposes of this paragraph 3, a liquidation, dissolution, or winding up of the Corporation shall be deemed to be occasioned by, or to include, the Corporation's sale of all or substantially all of its assets or acquisition of the Corporation by another entity by means of merger or consolidation resulting in the exchange of more than fifty percent (50%) of the outstanding shares of the Corporation for securities or consideration issued, or caused to be issued by the acquiring entity within a twelve (12) month period.

4.       Redemption.

         (a) Pursuant to mutually acceptable conditions to be agreed upon between the holders of Series B Preferred Stock and the Corporation, Series B Preferred Stock shall be callable by the Corporation, at the sole discretion of the Corporation's board of directors, in whole or in part (subject to statutory restrictions on redemption rights under Oregon law) on and at any time after May 31, 1999. The redemption price shall be $100.00 for each share of Series B Preferred Stock, as adjusted for stock splits, reclassifications and stock dividends.

         (b) In case of only a partial redemption of outstanding Series B Preferred Stock, the Corporation shall effect such redemption pro rata among all the then holders of Series B Preferred Stock.

         (c) At least thirty (30) days prior to the date fixed for any redemption of Series B Preferred Stock (the "Redemption Date"), a written notice shall be mailed to each holder of record addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the redemption, stating the Redemption Date and requiring such holder to surrender to the Corporation at the place designated his certificate or certificates representing the shares to be redeemed (the "Redemption Notice").

         (d) Each holder of Series B Preferred Stock to be redeemed shall present and surrender his certificate or certificates representing such Series B Preferred Stock to the Corporation at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled. From and after the Redemption Date, unless default is made in the payment of the Redemption Price, all rights of the holders of the Series B Preferred Stock so redeemed, as shareholders of the Corporation, except the right to receive the Redemption Price, shall cease, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

         (e) Series B Preferred Stock may not be redeemed or repurchased except as provided in this paragraph 4.

5. Transfer of Shares. Series B Preferred Stock is non-transferable.

6. Conversion of Series B Preferred. The holders of Series B Preferred Stock shall have the following conversion rights:

         (a) Right to Convert. Each share of Series B Preferred Stock then outstanding shall be convertible, after May 31, 2001, at the option of the holder thereof, into fully paid and nonassessable shares of common stock.

         (b) Conversion Ratio. One share of Series B Preferred Stock shall initially be convertible into one share of common stock. Such initial conversion ratio shall be subject to subsequent adjustment, as provided below in paragraph 6(d).

         (c) Mechanics of Conversion. Each holder of Series B Preferred Stock who desires to convert the same into shares of common stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series B Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of common stock to which such holder is entitled. If not all shares of Series B Preferred Stock are converted, the Corporation shall issue a new certificate for any unconverted shares of Series B Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificates representing the shares of Series B Preferred Stock to be converted, and the person entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of common stock on such date.

         (d) Adjustment for Stock Splits and Reclassifications. The number of shares of common stock to be issued upon conversion of the Series B Preferred Stock shall be adjusted for stock splits, reclassifications and stock dividends occurring after April 30, 1998. The holders of Series B Preferred Stock shall not, however, be entitled to adjust the number of shares of common stock deliverable upon conversion for changes due to the issuance of common stock in return for additional capital contributions or similar consideration.

         (e) Notices of Record Date. Until May 31, 2001, in the event of: (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other Corporation, or any transfer of all or substantially all of the assets of the Corporation to any person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of Series B Preferred Stock shall not be entitled to notice. After May 31, 2001, the Corporation shall mail to each holder of Series B Preferred Stock, at least thirty (30) days prior to the record date specified therein, a notice of the above described events specifying: (A) the date on which any such record is to be taken; (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective; and, (C) the date, if any, that is to be fixed as to when the holders of record of common stock (or other securities) shall be entitled to exchange their shares of common stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

         (f) No Dilution or Impairment. The Corporation shall not amend the Articles of Incorporation nor participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such actions as may reasonably be necessary or appropriate to protect the conversion rights of the holders of the Series B Preferred Stock against dilution (as contemplated herein) or impairment.

7. Registration of Common Stock. The Corporation shall take all reasonable steps necessary to register and maintain registration of the common stock underlying the conversion rights granted hereunder, under the Securities Act of 1933, as amended, and similar provisions of applicable state securities or "Blue Sky" laws.

                                   EXHIBIT B

            PROPOSED AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

         As proposed, Article V, Section (a) of the Company's Restated Articles would be amended to read in its entirety as follows:


         "(a) The aggregate number of shares which the corporation shall have the authority to issue is Ten Million Five Hundred Thousand (10,500,000) shares divided into Ten Million (10,000,000) shares of common stock and Five Hundred Thousand (500,000) shares of preferred stock.

         (b) The Board of directors may determine the preferences, limitations and relative rights of any class of shares before the issuance of any shares of that class or one or more series within a class.

         (c) Upon the filing of these restated Articles of Incorporation, the Company shall promptly issue to common stock shareholders of record date as July 24, 1998, additional shares of common stock sufficient to aggregate the total number of shares held by each such shareholder to 100 times the number of shares held of record as of July 24, 1998. Such additional shares shall be issued on a single certificate containing a total number of shares equal to 99 new shares for each one share held as of thr record date."

                                    EXHIBIT C

                             The Encore Group, Inc.

                             1998 Stock Option Plan

1.    Purpose of the Plan

         The purpose of this 1998 Stock Option Plan ("Plan") is to establish and further the long-term growth of The Encore Group, Inc. ("Company") by offering stock options to purchase the Company's common stock ("Common Stock") to those key employees and directors of the Company and its subsidiaries who are and will be responsible for planning and directing such growth. The Plan is intended to aid in attracting and retaining such key employees and directors of outstanding abilities and specialized skills. "Subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50 percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.    Term of the Plan

         Subject to ratification of the Plan by the shareholders, the Plan shall become effective June 25, 1998, and option grants under the Plan may be made from and after such effective date until such time as the Plan may be terminated by the Company's Board of Directors ("Board") in their sole discretion or as hereinafter provided.

3.    Administration of the Plan

         (a) Committee. The Plan shall be administered by a stock option committee of three or more persons, all of who shall be disinterested, or by such other committee as the board may designate ("Committee). If the Committee so designated is not fully disinterested, then the Committee's stock option recommendations for officers (who are not also directors) shall be ratified by the full Board acting as a body, a majority of whom are disinterested. For purposes of the Plan, a person is "disinterested" upon satisfying the requirements of the applicable rules of the Securities and Exchange Commission including, without limitation, Rule 16b-3 (or its successor) of such Commission.

         (b) Powers. Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to determine the persons eligible to participate in the Plan from the class of persons referred to in
Section 1, the number of shares to be optioned, the consideration for which options shall be granted, the time or times when such options become exercisable, the nature of such options, and the terms and conditions of the options granted. The Committee shall also have the sole authority to interpret the Plan to establish and revise rules and regulations relating to the Plan, to delegate such responsibilities or duties as it deems desirable, and to make any other determination which it believes necessary or advisable for the administration of the Plan.

         (c) Quorum. A majority of the Committee shall constitute a quorum. The acts of the majority of the members of the Committee present at any meeting at which a quorum is present (or acts approved in writing by a majority of the Committee) shall be acts of the Committee.

         (d) Types of Option. The Committee shall have the authority under this Plan to grant options which are intended to qualify as incentive stock options, under Section 422A of the Internal Revenue Code, or, in the alternative, stock options which are not intended to qualify as incentive stock options. In the latter case, the option grant and the underlying agreement shall specifically state that the option is not intended to qualify as an incentive stock option.

4.    Shares Available for Options

         Subject to the provisions of Section 9 of the Plan, the aggregate number of shares of Common Stock of the Company for which options may be granted under this Plan shall be fifteen hundred (1,500) shares.

         The shares to be delivered upon exercise of options under this Plan shall be made available from the authorized but unissued shares of such Common Stock. If an option granted under this Plan shall expire or terminate without having been exercised in full, the shares subject to such option shall become available for use under the Plan.

5.    Terms and Conditions of Stock Options

         Stock options granted under the Plan, including those qualified under IRC ss. 422A as incentive stock options and nonqualified stock options, shall be subject to the following terms and conditions:

         (a) Allotment of Shares. The Committee may from time, in its sole discretion and subject to the provisions of the Plan, grant to participants options to purchase shares of the company's Common Stock. Options may be allotted to participants in such amounts as the Committee in its sole discretion, may from time to time determine. However, to the extent that any option granted to a participant is intended to be an incentive stock option, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock subject to such incentive stock option in any calendar year under the Plan shall not exceed $100,000 plus any unused limit carryover to such year. If $100,000 exceeds the aggregate fair market value (determined as of the time the option is granted) of the Common Stock for which a participant was granted incentive stock options in any calendar year under the Plan, one-half of such excess shall be an unused limit carryover to each of the three succeeding calendar years. The amount of the unused limit carryover from any calendar year which may be taken into account in any succeeding calendar year shall be the amount of such carryover reduced by the amount of such carryover which was used in prior calendar years. The amount of incentive stock options granted during any calendar year shall be treated as first using up the $100,000 limitation and then shall be treated as using up any unused limit carryovers to such year in the order of the calendar years in which the carryovers arose.

         (b) Option Price. The option price per share of Common Stock with respect to each option shall be determined and approved by the Committee, but shall not be less than one hundred percent (100%) of the fair market value of the Common Stock on the date the option is granted, such fair market value to be determined by the Committee. Without limiting the foregoing, such value may be the average of the bid and asked price of the Common Stock on the date of option grant as reported in the NASDAQ System as long as such shares are traded in the over-the-counter market. In the case of the grant of an incentive stock option to an individual who, at the time of the grant, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, such price per share shall not be less than 110 percent of the fair market value of the Common Stock on the date of grant of the option.

         (c) Option Period. The period during which an option may be exercised shall be determined by the Committee, provided, however, that in no event shall an incentive stock option be exercisable after the expiration of ten years from the date such option was granted, and provided further that in the case of the grant of an incentive stock option to an individual who, at the time of the grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company, in no event shall such option be exercisable more than five years from the date of the grant. Options may be made exercised in part from time to time after they become exercisable. The maturity of any installation or installment may be accelerated at the discretion of the Committee.

         (d) Termination of Employment. No option may be exercised after the termination of employment of directorship of an optionee with the Company or a parent or subsidiary of the Company, except that:

              (i) in the case of options which are not incentive stock options, if such termination of employment is:

                  (A) upon  retirement  at any age  entitling  the optionee to a retirement benefit under the Company's retirement program; or
                  (B) due to disability; or
                  (C) otherwise with the approval of the Committee and set forth in the Stock Option Agreement for such optionee, any such options held by the optionee which are then exercisable, may be exercised by him or her during the term of the option notwithstanding such termination and, in all other events, may be exercised by him or her within three months after such termination;

              (ii)in the case of incentive stock options, if such termination is due to disability, any options held by the optionee which are then exercisable by him or her, or which by acceleration become exercisable, may be exercised by him or her within one year after such termination and in all other events the incentive stock option may be exercised by him or her within three month after such termination; and

              (iii) in the event of the death of an optionee (whether during or after the termination of his of her employment) any options held by the optionee, whether or not they are incentive stock options, which are then exercisable, or which by acceleration become exercisable, may be exercised within nine months after his or her death by the person or persons entitled to exercise such options.

         If, during an authorized leave of absence from employment, any installment under any option becomes exercisable, it may not be exercised during such period. After return to active employment, any unexpired options which have become exercisable may be exercised. Termination of the leave of absence by death or reasons other than return to active employment shall constitute termination of employment for the purposes of clauses (i), (ii) and (iii) above.

         (e) Other Terms and Conditions. Except as provided in this Section 5, each option shall become exercisable in whole or in part only after six months (or such longer period as determined by the Committee) of continuous employment or directorship with the Company or a subsidiary immediately following the date the option is granted. Optionees electing to exercise an option shall give written notice to the Company of such election and shall tender the purchase price for the number of shares to be purchased.

         With respect to an incentive stock option, the Committee shall specify such terms and conditions and other provisions as the Committee may determine to be necessary or desirable in order to qualify such option as an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code.

6.   Surrender of Options

         Optionees who are granted an option may, if provided by the Committee at the time of grant, at any time such option is exercisable, surrender up to 50 percent of the shares subject to such option and receive, as full payment in consideration therefor, an amount equal to the difference obtained by subtracting the option price of the surrendered shares from the fair market value of such shares on the date of surrender. Such payment shall be made in shares of Company Common Stock, valued at fair market value on the date of surrender. Any such surrender shall be subject to applicable rules of the Securities and Exchange Commission.

7.    Right to Continued Employment

         Participation in the Plan shall not confer upon an optionee any right to continue his or her directorship or employment or interfere in any way with the right of the Company or its subsidiaries to terminate the employment of an optionee at any time. The transfer of an optionee to or from a subsidiary of the company shall not constitute a termination of employment for purposes of the Plan and an optionee's approved leave of absence shall not be considered a termination of employment. An optionee shall have not rights as a shareholder with respect to the shares subject to this Plan until the option is exercised (or surrendered) and the certificate or certificates for such shares have been issued to the optionee.

8.   Nonassignabilty

         No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution of the state or country of his or her domicile at the time of death, and during his or her lifetime the option shall be exercisable only by the optionee, except as otherwise provided below in this Section 8.

9.   Adjustment

     In the event there is a change in the Common Stock of the Company occasioned by the payment of stock dividends or by a split up or split down of such stock, or by such other act designated by the Committee, then the number of shares available for option, the shares subject to option, and the option prices, shall be appropriately adjusted by the Committee.

10.   Amendment of the Plan

         The Board may at any time amend, suspend, or terminate the Plan, except that no such action shall affect options already granted without the consent of the optionee unless such actin is permitted in this Section 10 or in Section 12. No amendment shall become effective without appropriate shareholder approval which would increase the aggregate number of shares appropriated for the Plan. The Board may amend the Plan or underlying options if such action is necessary to maintain the intended compliance with the Internal Revenue Code and applicable securities laws and all rules and regulations associated with either such body of law.

11.  Conditions Precedent to Option Grants

         The obligations of the Company under this Plan shall be subject to the approval of such state or federal authorities or agencies, if any, as any have jurisdiction in the matter. The Company will use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission in connection with the granting of any option hereunder or the issuance and sale of any shares purchased upon the exercise of any option.

11.   Effective Date of the Plan

         The effective date of the Plan is June 25, 1998.

                                   EXHIBIT D

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-K

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE
    ACT OF 1934
                  For the fiscal year ended: December 31, 1997

                                       or
[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934
        For the transition period from               to
                                      ---------------  --------------

                         Commission file Number: 0-4563

                             THE ENCORE GROUP, INC.
                                  PO Box 69536
                             Portland, Oregon 97201

               I.R.S. Employer Identification Number: 93-0580867
                      Incorporated in the State of Oregon
                        Telephone number: (503) 221-4255


         Securities registered under Section 12(g) of the Exchange Act:

                         Common Stock, without par value
                                (Title of class)

         Indicate by check whether the Registrant: (1) filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.    Yes X  No
                                                ---   ---

         Indicate by check mark if disclosure of delinquent  filers  pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment of this Form 10-K. [ ]

        State issuer's revenues for its most recent fiscal year:  $0

        State the aggregate market value of the voting stock held by nonaffiliates computed by reference to the price at which the stock was sold, or the average bid and asked prices of such stock, as of a specified date within 60 days prior to the date of filing: nil aggregate market value as of December 31, 1996, based on the fact that no stock was traded.

        Indicate the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date: 17,011 shares of Common Stock, without par value, on June 23, 1998

                                   ----------

The total number of pages contained in this Form 10-K is 29.
The Exhibit Index is located at sequentially numbered page 15.

                               INDEX TO FORM 10-K

                      For the year ended December 31, 1996



                                     PART I                          Page
                                                                     ----

Item 1.     Business                                                   3

Item 2.     Properties                                                 4

Item 3.     Legal Proceedings                                          4

Item 4.     Submission of Matters to a Vote of Security Holders        4


                                 PART II

Item 5.     Market for Registrant's Common Equity and Related
            Stockholder Matters                                        5

Item 6.     Selected Financial Data                                    6

Item 7.     Management's Discussion and Analysis of Financial
            Condition and Results of Operations                        7

Item 8.     Financial Statements and Supplementary Data                7

Item 9.     Changes in and Disagreements with Accountants on
            Accounting and Financial Disclosure                        7


                                PART III

Item 10.    Directors and Executive Officers of the Registrant         8

Item 11.    Executive Compensation                                     9

Item 12.    Security Ownership of Certain Beneficial Owners and
            Management                                                10

Item 13.    Certain Relationships and Related Transactions            10


                                 PART IV

Item 14.    Exhibits, Financial Statement Schedules and Reports
            on Form 8-K                                               11

Index to Exhibits                                                     13
Financial Statements                                                  14

PART I

ITEM 1.   DESCRIPTION OF BUSINESS

Company Overview
----------------

         Registrant's only operating subsidiary, VDO-Pak, Inc., Port Orange, Florida, ceased operations in August 1996. Registrant ceased operations in November 1996. Subsequently, on February 28, 1997, Encore vacated its leased premises at 4800 SW Macadam, Suite 100, Portland, Oregon. Encore currently utilizes a post office box and a telephone voice messaging service for its communications. Management currently is attempting to complete the resolution of various creditor disputes in order to create a stable going-concern basis for the Company. In March of 1998 the Company acquired an operating activity, Parsons Industries, Inc. ("Parsons") of Ashland, Oregon. Parsons is a secondary wood products manufacturer doing business under the trade style Parsons Pine. Parsons is currently operating at a modest loss.

         Encore is the successor corporation of American Guaranty Financial corporation (formerly American Guaranty Life Insurance Company), which originally experienced financial difficulties beginning in the late 1970's due to extremely unprofitable investments in ill-chosen development projects. Although the Registrant was once a company of sizable proportions, the unprofitable investments were disastrous. In 1989 the net worth of the company was essentially depleted. In addition to the losses, the company was also involved in substantial litigation regarding failed operations.

         In 1989 approximately one-third of Registrant's common stock was acquired by Bruce L. Engel. New management was installed and efforts were set in motion to resolve the litigation and rebuild the company. Registrant acquired VDO-Pak, Inc., Port Orange, Florida, a supplier of power packs, rechargeable batteries and accessories for cellular telephones. A bank loan of approximately $1,200,000 was arranged, secured by VDO-Pak's assets, accounts receivable and inventory. The loan, from the Bank of California, now known as the Union Bank of California, was guaranteed by registrant's controlling shareholder.

         Also in 1989, Registrant acquired Vidcom Manufacturing, Inc., Livonia, Michigan, a fabricator of nickel-cadmium batteries for cellular phones. In 1991 Vidcom Manufacturing, Inc. was closed due to the lack of a customer base.

         Registrant changed its name to The Encore Group, Inc. in 1990.

         From 1992 through 1995 Registrant conducted a series of activities devoted to clearing up unresolved legal matters and attempting to strengthen the company. In 1995, Encore approached the bank and offered to satisfy the loan on a reduced and modified basis. Throughout the calendar year 1996 the bank gave continuing assurances that the settlement proposal would be accepted. Based upon these statements, Encore continued operating VDO-Pak and prepared to attract new capital by securing shareholder approval of a 1 for 500 reverse stock split. In the second half of 1996 the bank reneged on its acceptance of the restructuring proposal.

         On December 6, 1996, the bank reversed itself again and granted a settlement. However, by this time both VDO-Pak, Inc. and Encore were shut down and insolvent.

Efforts to Revive the Business.
------------------------------

         Open claims with the Internal Revenue Service and the Pension Benefit Guarantee Corporation have been resolved. Certain creditors of VDO-Pak, Inc, have settled their claims against the Company. Discussions are continuing with other creditors. Management is attempting at this time to secure sufficient working capital to support the continuing activities of the Company.

         The operation of Parsons is expected to provide some working capital at such time that the subsidiary is profitable.

         There is no assurance that adequate working capital will be available.


ITEM 2. DESCRIPTION OF PROPERTIES

         The company has no facilities or premises.


ITEM 3. LEGAL PROCEEDINGS

         The Company is not currently subject to any material litigation nor, to the Company's knowledge, is any material litigation threatened against the Company.


ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

        None
                                       4

PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Price Range of Common Stock:
                                   1997                1996
                              ---------------     ---------------
                               High      Low       High      Low
                              -----     -----     -----     -----
          First Quarter          Not traded       $0.05     $0.05
          Second Quarter         Not traded          Not traded
          Third Quarter          Not traded          Not traded
          Fourth Quarter         Not traded          Not traded



         No dividends have been paid since a 1983 stock dividend, and no cash or other dividends are contemplated for the foreseeable future.

         As of June 23, 1997, there were 211 record holders of the Registrant's common stock holding 17,011 shares.

ITEM 6. SELECTED FINANCIAL DATA

             (In thousands, except shares and per share amounts)

                          1997        1996        1995        1994        1993        1992
                        --------    --------    --------    --------    --------    --------
Sales                   $     0     $   749     $ 2,015     $ 3,113     $ 2,919     $ 3,590
                        ========    ========    ========    ========    ========    ========

Net income (loss)           (50)    $   693     $  (384)    $    55     $  (193)    $   134 (1)
                        ========    ========    ========    ========    ========    ========

Net income (loss) per
  common share: (1)     $ (5.09)    $ 70.57     $(39.10)    $  5.60     $(19.65)    $ 13.65
                        ========    ========    ========    ========    ========    ========

Common shares(pro forma)  9,820       9,820       9,820       9,820       9,820       9,802
                        ========    ========    ========    ========    ========    ========

Cash                          2     $    10     $     8     $    31     $    30     $    36
Fixed assets, net             0          15           8          19          42          59
Other assets                  0           9       1,036       1,304       1,391       1,630
                        --------    --------    --------    --------    --------    --------

   Total assets               2     $    34     $ 1,052     $ 1,354     $ 1,463     $ 1,725
                        ========    ========    ========    ========    ========    ========

Current liabilities         322     $   294     $ 1,709     $ 1,645     $ 1,849     $ 1,918
Pension liability             0         267         248         176         105         105
                        --------    --------    --------    --------    --------    --------

    Total liabilities       322     $   561     $ 1,957     $ 1,821     $ 1,954     $ 2,023
                        ========    ========    ========    ========    ========    ========
Total
  stockholders deficit     (320)    $  (527)    $  (905)    $  (467)    $  (491)    $  (298)
                        ========    ========    ========    ========    ========    ========

Cash dividends per common
  share                 $  -        $  -        $  -        $  -        $  -        $   -
                        ========    ========    ========    ========    ========    ========


--------
(1) In 1991, the Company ceased operations and liquidated the remaining assets of Vidcom Manufacturing, Inc. (Vidcom), a wholly owned subsidiary located in Livonia, Michigan. Vidcom's liquidation resulted in a restructuring charge of $323 in the year ended December 31, 1991. During 1992, Vidcom was dissolved and its remaining obligations were discharged, resulting in a restructuring gain of $217 in the year ended December 31, 1992.

ITEM 7.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS

         The Company has been inoperative since November 1996. To date the Company's major shareholder has attempted to revive the Company by settling outstanding claims and seeking opportunities for working capital and viable business activities. Outstanding claims by the Internal Revenue Service and the Pension Benefit Guarantee Corporation have been settled and creditor settlements are in process. In March 1998 Parsons Industries, Inc. was aquired for common stock of the Registrant and is expected to contribute cash flow to the parent organization.

         In June 1998 the Company leased a small office location in Tigard, Oregon.


ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

         The financial statements and supplementary data required by this Item are included on pages F-1 to F-16 of this Annual Report.


ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         None

PART III


ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

         The Registrant's Restated Articles of Incorporation and Bylaws provide for a Board of Directors consisting of not less than three nor more than seven directors, with the exact number within this range to be determined from time to time only by the Board of Directors. The current number of directors is six. All directors stand for election annually. Officers are elected to a term of one year or less, serve at the pleasure of the Board of Directors, and are entitled only to such compensation as is fixed by the Board.

         The Directors and Executive Officers of the Registrant as of December 31, 1995, are as follows:

                      Director  Officer    Positions and/or
Name                  Since     Since      Offices Held                     Age

Bruce L. Engel        1988      1991       Director; President and           58
                                           Chief Executive

Teri E. Engel         1989      1989       Director; Corporate Secretary     49

Robert G. Fligg       1988        -        Director                          49

Fred J. Kupel         1995      1998       Director; Vice President of       69
                                           Finance and Chief Financial
                                           Officer, Assistant Secretary

Robert J. Gardiner    1998        -        Director                          58

Michael J. Rasmussen  1998        -        Director                          37


         The following family relationships exist among the directors or executive officers: Bruce L. Engel and Teri E. Engel are husband and wife; Mr. Fligg's spouse is a niece of Mr. Engel.

         Mr. Engel was elected President and Chief Executive Officer on March 19, 1991. Mr. Engel's principal employment was as President and Chief Executive Officer of WTD Industries, Inc., Portland, Oregon, from its inception in 1983 until his retirement in 1998.

         Ms. Engel has been a director and Secretary of the Company since 1989.

         Mr. Fligg was employed by Dee Forest Products, Inc. from March 1991 to July 1997 as Chief Financial Officer. Subsequently, Mr. Fligg has served Advanced Navigation & Positioning Corporation as Chief Financial Officer. Both firms are in Hood River, Oregon. He was employed as an officer of Registrant from 1988 to 1991.

         Mr. Gardiner is the 1958 founder and subsequent President of MRK Investments, which specializes in residential and commercial real estate and property management. He was employed by WTD Industries, Inc. from 1985 to 1998 as Corporate Pilot. Mr. Gardiner is a licensed Commercial Pilot holding an Airline Transport Pilot's rating in fixed wing and rotorcraft.

         Mr. Kupel has been an independent management consultant for over ten years. Prior to 1989 he served as Chief Financial Officer and Corporate Development Officer for various public and private corporations. He has served the Company as a consultant since 1993.

         Mr. Rasmussen is the President of Parsons Industries, Inc., a secondary wood products company located in Ashland, Oregon. Parsons Industries, Inc. is a wholy-owned subsidiary of Registrant. Prior to his position with Parsons Industries, Inc. Mr. Rasmussen served for one year as a Business Development Executive with GE Capital specializing in small business. For the 14 prior years Mr. Rasmussen worked in lending and management positions with Bank of America and U.S.National Bank of Oregon.

ITEM 11.  EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------

         The following table shows the cash and non-cash compensation paid during 1997 to the company's Chief Executive Officer. Directors received no compensation for their services in 1997.

                                                                        Long Term
                                                                       Compensation
                                                                          Awards
                                       Annual Compensation(1)      --------------------
                                   ------------------------------  Number of Securities
    Name and Principal Position     Year    Salary($)   Bonus($)    Underlying Options
  -------------------------------  ------  ----------  ----------  --------------------
Bruce L. Engel                     1997      0           0           0
  President and                    1996      0           0           0
  Chief Executive Officer          1995      0           0           0

No executive officer received cash compensation in 1997 in excess of $100,00.


Option Grants in Last Fiscal Year
---------------------------------

a).  No options were granted in 1997.


                        Options      Percent of    Exercise   Expiration
      Name              Granted     Total Options    Price       Date
     -----            -----------   -------------  --------   ----------
b.)  Option Plan Grants in 1998 (remainder of grants under old Plan):

Bruce L. Engel           1,000           8.7       $10.00      4/20/2008
Teri E. Engel               80            .7       $10.00      4/20/2008
Robert G. Fligg             80            .7       $10.00      4/20/2008
Robert J.Gardiner           80            .7       $10.00      4/20/2008
Fred J. Kupel               80            .7       $10.00      4/20/2008
Michael J. Rasmussen        80            .7       $10.00      4/20/2008

c.) Options granted in connection with the March 31, 1988, acquisition of Parsons Industries, Inc.:

Bruce L. Engel &
  Teri E. Engel            500           4.4       $10.00      4/20/2008
Robert J.Gardiner &
  Brenda J.Gardiner      4,750          41.7       $10.00      4/20/2008
Michael J. Rasmussen     4,750          41.7       $10.00      4/20/2008
                      -----------   -------------  --------   ----------
                        11,400         100.0       $10.00

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows beneficial ownership as of June 23, 1998 of the Company's Common Stock by (i) each director, (ii) each beneficial owner of more than 5 percent of the Common Stock, (iii) the Named Executive Officers and
(iv) all directors and officers as a group. Except as otherwise specifically noted, each person noted below has sole investment and voting power with respect to shares indicated.

                            Amount and Nature
 Beneficial Owner       of Beneficial Ownership(1)    Percent of Class
--------------------    --------------------------    ----------------
Bruce L.Engel                  3,367 (2)                    19.8%
Teri E.Engel                   3,017 (2)                    19.8
Robert G. Fligg                  500                         2.9
Robert J. Gardiner               762                         4.5
Fred J. Kupel                    640                         3.8
Michael J. Rasmussen             750                         4.4

All Directors and
officers as a group
(6 persons)                    5,669                        35.4


Union Bank of California       1,005 (3)                     5.9%

(1) Beneficial Ownership includes sole voting and investment power as to the shares.
(2) Includes shares held individually by Mr.Engel and shares held jointly with spouse.
(3) As a consequence of the December 6, 1996, Settlement Agreement between the Company, Bruce and Teri Engel, and the Union Bank of California, said Bank received 1,005 shares of common stock previously held by the Engels. The said Bank is using Cede and Co. as a nominee to hold these shares, to the best of the company's knowledge. The Company is unaware of any reports of ownership having been filed by the Union Bank of California.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Fred J. Kupel served the Company as an outside consultant during 1997 and received compensation of $6,000 in the form of 600 shares of common stock. This amount is less than the minimum required for disclosure purposes. The shares were not issued until 1998.


Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers, directors and persons who own more than 10 percent of the Common Stock file with the SEC initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company on Forms 4 and 5. Officers, directors, and greater than 10 percent shareholders of the Company are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on reviews of such reports furnished to the Company and written representations that no other reports are required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the fiscal year ended December 31, 1997.

PART IV

ITEM 14. EXHIBITS AND REPORTS ON FORM 8-K

(a)(1)   Financial Statements.

         The following financial statements of the Registrant are contained in this report:


         INDEPENDENT AUDITOR'S REPORT                            14


         FINANCIAL STATEMENTS

         Balance sheets                                          15
         Statements of operations                                16
         Statements of retained deficit                          17
         Statements of cash flow                                 18
         Notes to financial statements                           19



(a)(2)   Exhibits:

Exhibit  Description

           27          Financial Data Schedule(1)

(b) Reports on Form 8-K. A current report on Form 8-K, describing the acquisition of Parsons Industries, Inc. and a Board Resolution approving a quasi-reorganization of the Company was filed April 20, 1998.
----------
           (1) This schedule has been submitted in the electronic form prescribed by EDGAR and is included here by reference.

                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            THE ENCORE GROUP, INC.



Date:  7/17/98              /s/ Bruce L. Engel
                            Bruce L. Engel
                            President, Principal Executive Officer and Director



         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the followed persons on behalf of the Registrant and in the capacities and on the dates indicated.


Date:  7/17/98              Kenneth L. Wright
                            Executive Vice President and Chief Financial Officer
                            Mr. Wright resigned as an Officer and Director as of December 15, 1997


Date:  7/17/98              /s/ Bruce L. Engel
                            --------------------
                            Bruce L. Engel
                            Director


Date:  7/17/98              /s/ Fred J. Kupel
                            --------------------
                            Fred J. Kupel
                            Director


Date:  7/17/98              /s/ Robert G. Fligg
                            --------------------
                            Robert G. Fligg
                            Director


Date:  7/17/98              /s/ Teri E. Engel
                            --------------------
                            Teri E. Engel
                            Secretary and Director

                             THE ENCORE GROUP, INC.

                               INDEX TO EXHIBITS

27  Financial Data Schedule

    This schedule has been submitted in the electronic form prescribed by EDGAR.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
The Encore Group, Inc.


We have audited the accompanying balance sheet of The Encore Group, Inc. as of December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

Because we were not engaged to audit the statement of income and retained earnings, and cash flows, we did not extend our auditing procedures to enable us to express an opinion on results of operations and cash flows for the year ended December 31, 1997. Accordingly, we express no opinion on them.

In our opinion, the combined balance sheet presents fairly, in all material respects, the financial position of The Encore Group, Inc. as of December 31, 1997.

The accompanying balance sheet has been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, under existing circumstances, there is substantial doubt about the ability of The Encore Group, Inc. to continue as a going concern at December 31, 1997. Management's plans in regard to that matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                  /s/Moss Adams LLP
                                                  -----------------
                                                  MOSS ADAMS


Beaverton, Oregon
February 19, 1998

                      THE ENCORE GROUP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)



                                                        DECEMBER 31,
                                                  1997             1996
                                               -----------       ----------
                                                (Audited)        (Unaudited)
ASSETS

CURRENT ASSETS
     Cash                                      $        2        $       10
     Accounts receivable, net                           0                (1)
     Inventory                                          0                 0
     Prepaid expenses                                   0                10
                                               -----------       ----------

                  Total current assets                  2                19
                                               -----------       ----------

NON-CURRENT ASSETS
     Land held for sale                                 0                15
     Fixed assets, net                                  0                 0
     Goodwill, net                                      0                 0
                                               -----------       ----------

                                                        0                15
                                               -----------       ----------

     Total assets                              $        2        $       34
                                               ===========       ==========


LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable                          $      269        $      275
     Accrued liabilities                               41                19
     Note payable                                      12                 0
                                               -----------       ----------

                  Total current liabilities           322               294

PENSION LIABILITIES                                     0               267
                                               -----------       ----------

                  Total liabilities                   322               561
                                               -----------       ----------

STOCKHOLDERS' DEFICIT
     Common stock  without  par  value,
       50,000 authorized,
       9,802 outstanding                            6,113             6,113
     Series B Preferred stock $100 par value
       5,000 authorized, 1,000 outstanding            100
     Additional paid-in capital                    20,975            20,975
     Retained deficit                             (27,508)          (27,458)
     Pension liability adjustment                     -                (157)
                                               -----------       -----------

                  Total stockholders' deficit        (320)             (527)
                                               -----------       -----------

     Total liabilities and
          stockholders' deficit                $        2        $       34
                                               ===========       ==========

       The accompanying notes are an integral part of these consolidated financial statements.

                      THE ENCORE GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)





                                                                        YEAR ENDED DECEMBER 31,
                                                                 1997             1996             1995
                                                              (Audited)       (Unaudited)       (Audited)
SALES                                                        $     -          $     749        $   2,015

LESS COST OF SALES                                                 -                756            1,283
                                                             ----------       ----------       ----------

GROSS PROFIT                                                       -                 (7)             732
                                                             ----------       ----------       ----------

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                          65              339              808
                                                             ----------       ----------       ----------

         Operating income (loss)                                   (65)            (346)             (76)
                                                             ----------       ----------       ----------

NON-OPERATING REVENUES & EXPENSES
     Gain on pension settlement                                     12
     Other income                                                    3               -                -
     Write-down of real estate investment                          -                 -               (45)
     Settlement of note payable and adjustments                                   1,049
     Other expense                                                 -                 -              (112)
     Interest expense                                              -                (10)           (151)
                                                             ----------       ----------       ----------
         Total non-operating revenues & expenses                    15            1,039             (308)
                                                             ----------       ----------       ----------

NET INCOME (LOSS)                                           $      (50)       $     693        $     (384
                                                             ==========       ==========       ==========

PER SHARE
     Net income (loss) per share                             $   (5.09)       $   70.57        $  (39.10)
                                                             ==========       ==========       ==========

     Average common shares outstanding                           9,820            9,820            9,820 (1)
                                                             ==========       ==========       ==========

(1) Pro forma after 1:500 reverse stock split.


       The accompanying notes are an integral part of these consolidated financial statements.

                      THE ENCORE GROUP, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                   YEAR ENDED DECEMBER 31, 1996, 1995 AND 1994
                       (In thousands, except share amount)





                                         COMMON STOCK         PREFERRED STOCK     ADDITIONAL                 PENSION
                                    OUTSTANDING            OUTSTANDING             PAID-IN     RETAINED     LIABILITY
                                      SHARES      AMOUNT     SHARES     AMOUNT     CAPITAL      DEFICIT     ADJUSTMENT      TOTAL

Balance, December 31, 1993          6,112,848   $  6,113         -           -        20,975     (27,507)         (72)       (491)

    Net income for 1994                    -          -          -           -            -           55           -           55

    Pension liability adjustment           -          -          -           -            -           -           (31)        (31)
                                   -----------  ---------  ----------  ---------  ----------- -----------   ----------   ---------

Balance, December 31, 1994          6,112,848   $  6,113         -           -        20,975     (27,452)        (103)       (467)

    Net loss for 1995                      -          -          -           -            -         (384)          -         (384)

    Pension liability adjustment           -          -          -           -            -           -           (54)        (54)
                                   -----------  ---------  ----------  ---------  ----------- -----------   ----------   ---------

Balance, December 31, 1995          6,112,848   $  6,113         -           -    $  20,975   $  (27,836)   $    (157)   $   (905)

    Net gain for 1996                      -          -          -           -            -          378           -          378
                                   -----------  ---------  ----------  ---------  ----------- -----------   ----------   ---------

Balance, December 31, 1996 (1)          9,820   $  6,113         -           -    $  20,975   $  (27,458)   $    (157)   $   (527)

    Net loss for 1997                      -          -     100,100    $    100          -           (50)         157         207
                                   -----------  ---------  ----------  ---------  ----------- -----------   ----------   ---------

Balance, December 31, 1997 (1)          9,820   $  6,113    100,000    $    100   $  20,975    $ (27,508)   $      -     $   (320)
                                   ===========  =========  ==========  =========  ==========  ===========   ==========   =========

----------
(1)  Number of shares after reverse stock split.

       The accompanying notes are an integral part of these consolidated financial statements.

                      THE ENCORE GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)




                                                              YEAR ENDED DECEMBER 31,
                                                               1997    1996    1995
                                                              ------  ------  ------
CASH FLOWS RELATED TO OPERATING ACTIVITIES
  Net income (loss)                                           $ (50)  $ 693   $(384)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Gain on settlement of pension liability                   (11)
      Gain on disposal of land                                   (3)
      Depreciation                                                        6      13
      Allowance for stockholder receivable                                -      75
      Amortization of goodwill                                            -      25
      Pension liability adjustment                                        -     (54)
      Loss (gain) on disposal or writedown of assets                      -      45
      Accounts receivable                                        (1)    292      64
      Inventory                                                         200     105
      Prepaid expenses and other                                  4      13      29
      Accounts payable                                           (6)    (96)     97
      Pension liability                                                  19      72
      Accrued liabilities                                        29     (81)     (3)
                                                              ------  ------  ------

         Net cash provided by operating activities              (38)  1,046      84
                                                              ------  ------  ------

CASH FLOWS RELATED TO INVESTING ACTIVITIES
  Loan to stockholder                                                     -     (75)
  Proceeds from sale of fixed assets                             18      (8)      -
  Purchases of fixed assets                                               -      (2)
  Closure of facilities, net                                            202
                                                              ------  ------  ------

         Net cash provided by (used in) investing activities     18     194     (77)
                                                              ------  ------  ------

CASH FLOWS RELATED TO FINANCING ACTIVITIES
  Settlement of note payable                                         (1,238)
  Principal payments on notes payable                                     -     (30)
  Proceeds from short-term notes payable                         12
                                                              ------  ------  ------

         Net cash used in financing activities                   12  (1,238)    (30)
                                                              ------  ------  ------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             (8)      2     (23)

CASH AND CASH EQUIVALENTS, beginning of year                     10       8      31

CASH AND CASH EQUIVALENTS, end of year                        $   2   $  10   $   8
                                                              ======  ======  ======

INTEREST PAID                                                 $   -   $  10   $ 151
                                                              ======  ======  ======


       The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1    -       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Business and organization - The Company has not operated since August, 1996, at which time the Company ceased operations of its only wholly owned subsidiary, VDO-Pak, Inc. Subsequent to the closure of VDO-Pak, Inc., the Company has been involved in various creditor disputes, as described below. As shown on the accompanying balance sheet the Company has minimal assets and a net deficit in equity of $320,540. During the year ended March 31, 1997 and subsequent to year-end, the Company's management has developed a plan to improve the Company's financial
         position.   The  plan  includes  efforts  to  resolve  creditor  issues associated with the Company's pension plan and the creditors of VDO-Pak. A discussion of the steps taken regarding the pension plan and the VDO-Pak creditors is included in notes two and three, respectively. Additionally, as described below in note three, the Company has acquired Parsons Pine in March of 1998. Parsons Pine is a lumber remanufacturing operation which is currently operating at a modest loss.

         The ability of the Company to continue as a going concern is dependent upon the achievement of management's plan and an improvement in the profitability of the Parsons Pine facility. No adjustments have been made to the financial statements should the Company be unable to continue as a going concern.


         Cash and cash equivalents - The Company considers all highly liquid investments with a maturity date of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk associated with its cash and cash equivalents.


         Use of estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from these estimates.

NOTE 2    -       RETIREMENT PLAN

         The Company has a noncontributory defined benefit retirement plan covering certain former corporate employees. During 1990, the Company froze the participation in the plan with the intention of eventually terminating the plan. As of December 31, 1997, the Company was unable to meet its obligations under the retirement plan. Additionally, the Company was unable to pay excise taxes imposed by the Internal Revenue Service (IRS) which were based on the accumulated funding deficiency of the plan. As such, the Company sought relief from the Pension Benefit Guaranty Corporation (PBGC) and the IRS. Subsequent to year end a settlement was reached with the PBGC, by which the plan was terminated and the Company was relieved of its liability. The settlement required the company to issue to the PBGC one thousand shares of the Company's Series B preferred stock, with a $100 par value, options to acquire one thousand shares of the Company's common stock at $10 per share and warrants to acquire one thousand of the Company's stock at $100 per share.

         The Company also reached a settlement with the IRS which required the Company to pay ten percent of the excise taxes assessed for the plan years ended December 31, 1993, 1994, 1995 and 1996. The final amount to be paid was $40,613. The settlements with the PBGC and IRS have been treated as final as of December 31, 1997, and the related impact on shareholders' equity, accrued liabilities and net income have been reflected on the December 31, 1997, balance sheet.



NOTE 3   -        SUBSEQUENT EVENTS

         Subsequent to year end, the company entered into a settlement with certain creditors of VDO-Pak, Inc., a Florida corporation. Those creditors represent substantially all of the outstanding trade accounts payable of the Company at December 31, 1997. The creditors were offered a cash amount equaling ten percent of the balance due, before interest and service charges, and Series B preferred shares, with a par value $100 per share. The number of preferred shares issued was determined by dividing the remaining debt, after the ten percent cash payment, by $100. The estimated number of shares to be issued to all creditors is estimated to be 1,640.

NOTE 3   -        SUBSEQUENT EVENTS (continued)

         In April, 1998 the Company finalized a stock for stock acquisition of all the outstanding shares of Parsons Industries, Inc. Parsons Industries, Inc. operates a facility in Southern Oregon, which remanufactures pine lumber. Parsons' primary assets consist of accounts receivable, inventory and fixed assets. Based on unaudited internal financial statements, assets and liabilities at March 31, 1998 were approximately $2,864,000 and $2,728,000, respectively. Gross sales for the year ended December 31, 1998 are estimated to approximate $6,500,000. Management has estimated the results of Parsons' operations for the year ended December 31, 1998 to be at break-even. The terms of the acquisition agreement called for a one-for-one exchange of the Company's common stock for 6,500 of Parsons 16,500 shares and the issuance of options for 10,000 shares of the Company's common stock in exchange for the remaining 10,000 shares of Parsons stock. The options issued have an exercise price of $10 per share.



NOTE 4   - INCOME TAXES

         Statement of Financial Accounting Standard (SFAS) Number 109, "Accounting for Income Taxes," mandates the assets and liability approach to determine the income tax provision or benefit. Deferred income tax assets and liabilities are recognized for the tax consequences of temporary differences in the carrying value of assets and liabilities for financial reporting and income tax purposes. There was no income tax benefit or provision recorded in the current period.

         As of March 31, 1997, the Company had a remaining federal net operating loss carryforward (NOL) of approximately 14,200,000 expiring in 1998 through 2011. Management has assessed the likelihood of utilizing the NOL as low, and as such, has placed a valuation allowance of 100% against the benefits associated with this NOL.